ENERGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.2%

ENSCO International, Inc.†

21,148

$

1,707,490

Pioneer Natural Resources Co.†

21,055

1,648,185

Exxon Mobil Corp.

109,991

$

9,693,507

SandRidge Energy, Inc.*†

25,500

1,646,790

BP PLC — SP ADR†

103,448

7,196,877

FMC Technologies, Inc.*†

20,504

1,577,373

Chevron Corp.†

68,432

6,783,664

Denbury Resources, Inc.*†

40,559

1,480,404

ConocoPhillips

63,799

6,021,988

BJ Services Co.†

45,436

1,451,226

Royal Dutch Shell PLC — SP

Helmerich & Payne, Inc.†

20,104

1,447,890

ADR

70,064

5,724,929

Newfield Exploration Co.*†

21,720

1,417,230

Schlumberger Ltd.

51,525

5,535,331

Pride International, Inc.*

29,702

1,404,608

Occidental Petroleum Corp.

46,220

4,153,329

Range Resources Corp.†

21,319

1,397,247

Canadian Natural Resources

Plains Exploration &

Ltd.

37,650

3,774,412

Production Co.*

18,839

1,374,682

National-Oilwell Varco, Inc.*†

42,415

3,763,059

Forest Oil Corp.*†

17,900

1,333,550

Tenaris SA — SP ADR†

48,450

3,609,525

Cabot Oil & Gas Corp.†

18,519

1,254,292

Devon Energy Corp.

28,555

3,431,169

Frontline Ltd.†

17,700

1,235,106

Halliburton Co.†

63,541

3,372,121

Patterson-UTI Energy, Inc.†

34,110

1,229,324

Hess Corp.

26,447

3,337,347

Whiting Petroleum Corp.*†

11,200

1,188,096

Transocean, Inc.*†

20,982

3,197,447

Cimarex Energy Co.†

17,025

1,186,132

Apache Corp.†

22,525

3,130,975

CNX Gas Corp.*

28,163

1,183,973

Chesapeake Energy Corp.†

47,463

3,130,659

W&T Offshore, Inc.

20,100

1,176,051

Weatherford International Ltd.*

60,430

2,996,724

Quicksilver Resources, Inc.*

28,820

1,113,605

Marathon Oil Corp.

56,380

2,924,431

Rowan Companies, Inc.

23,154

1,082,450

Anadarko Petroleum Corp.

38,791

2,903,118

Superior Energy Services*

19,553

1,078,152

XTO Energy, Inc.†

40,344

2,763,967

Unit Corp.*

12,700

1,053,719

Peabody Energy Corp.†

29,920

2,634,456

Oceaneering International, Inc.*

13,525

1,042,101

EOG Resources, Inc.†

19,865

2,606,288

Exterran Holdings, Inc.*†

14,405

1,029,813

Baker Hughes, Inc.

29,407

2,568,407

Atwood Oceanics, Inc.*

8,100

1,007,154

Consol Energy, Inc.†

22,002

2,472,365

Helix Energy Solutions Group,

Williams Companies, Inc.

58,359

2,352,451

Inc.*

23,792

990,699

Talisman Energy, Inc.†

103,800

2,297,094

Dresser-Rand Group, Inc.*

23,332

912,281

Nexen, Inc.

57,760

2,295,960

Tidewater, Inc.†

13,896

903,657

Spectra Energy Corp.†

73,863

2,122,823

Sunoco, Inc.†

21,416

871,417

Diamond Offshore Drilling,

Teekay Shipping Corp.†

18,450

833,571

Inc.†

15,041

2,092,805

Tesoro Corp.†

32,976

________

651,936

Noble Corp.†

32,026

2,080,409

Total Common Stocks

Murphy Oil Corp.†

21,213

2,079,935

(Cost $96,818,827)

178,849,347

________

Continental Resources, Inc.*†

29,800

2,065,736

SECURITIES LENDING COLLATERAL 28.0%

Southwestern Energy Co.*†

43,245

2,058,894

Mount Vernon Securities

Noble Energy, Inc.†

20,466

2,058,061

Lending Trust Prime Portfolio

50,506,350

________

50,506,350

Smith International, Inc.†

24,383

2,027,203

Nabors Industries Ltd.*†

40,544

1,995,981

Total Securities Lending Collateral

El Paso Corp.

90,626

1,970,209

(Cost $50,506,350)

________

50,506,350

PetroHawk Energy Corp.*†

42,350

1,961,228

Valero Energy Corp.

47,362

1,950,367

Ultra Petroleum Corp.*†

19,400

1,905,080

Cameco Corp.

43,400

1,860,558

Alpha Natural Resources,

Inc.*†

17,300

1,804,217

Arch Coal, Inc.†

23,510

1,763,955

Massey Energy Co.†

18,700

1,753,125

Cameron International Corp.*†

31,020

1,716,957

1

ENERGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 0.3%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

$

637,179

$

__________

637,179

Total Repurchase Agreements

(Cost $637,179)

__________

637,179

Total Investments 127.5%

(Cost $147,962,356)

$    229,992,876

__________

Liabilities in Excess of Other

Assets – (27.5)%

$    (49,641,616)

__________

Net Assets – 100.0%

$

180,351,260

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at June 30, 2008.

ADR - American Depository Receipt

2